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                    FIRST AMENDMENT TO AMENDED AND RESTATED
                            SPRINGS INDUSTRIES, INC.
                            1991 INCENTIVE STOCK PLAN



         1. Section 2(e) is amended effective November 1, 1996, by deleting the reference to "Disinterested Person" and substituting in lieu thereof "Non-Employee Director."

         2. Section 2(i) is amended effective November 1, 1996, by deleting
Section 2(i) in its entirety and substituting in lieu thereof the following new
Section 2(i):

                  "(i) 'Non-Employee Director' shall have the meaning set forth in Rule 16b-3(b)(3), promulgated under the Act, or any successor definition promulgated by the Securities and Exchange Commission under the Act."

         3. Section 7(e) is amended effective November 1, 1996, by deleting
Section 7(e) in its entirety and substituting in lieu thereof the following new
Section 7(e):

                  "(e) Transferability. Except as otherwise provided in this
                  Section 7(e), no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or the guardian or legal representative of the optionee. The Committee may, in its discretion, authorize all or a portion of Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, parents, children, grandchildren, stepchildren, stepgrandchildren, siblings, mothers- and fathers-in law, sons- and daughters-in-law, or brothers- and sisters-in-law, including relationships arising from legal adoption, of the optionee ("Immediate Family Members"), or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; provided that (x) there may be no payment of consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and
                  (z) subsequent transfer of transferred options shall be prohibited other than by will or the laws of descent and distribution. The Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability. A transfer of a Non-Qualified Option pursuant to this Section may only be effected by the Company at the written request of an optionee and shall become effective only when recorded in the Company's record of outstanding Non-Qualified Options. In the event a Non-Qualified Option is transferred as contemplated hereby, such Non-Qualified Option will continue to be governed by and


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                  subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the optionee thereunder, as if no transfer had taken place"

         4. Section 7(j) is amended effective November 1, 1996, by deleting the last sentence of Section 7(j) in its entirety and substituting in lieu thereof the following new sentence:

                  "In the case of any such settlements of Non-Qualified Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Act, the Committee may determine Fair Market Value under the pricing rule set forth in Section 8(e) below."

         5. Section 15(ii) is deleted in its entirety effective November 1, 1996.

         6. Section 15(iv) is amended effective November 1, 1996, by deleting such section in its entirety and substituting in lieu thereof the following
Section 15(iv):

                  "(iv) If a recipient is subject to Section 16 of the Act, or any successor law, such person must make any Stock Surrender Withholding Election more than six months after the date of grant of the Award with respect to which such election is made (except whenever such election is made by a disabled recipient or the estate or personal representative of a deceased recipient)."

         7. Sections 15(iii), 15(iv), 15(v), and 15(vi) are renumbered effective November 1, 1996, as 15(ii), 15(iii), 15(iv), and 15(v), respectively.

                  IN WITNESS WHEREOF, this Amendment has been executed pursuant to resolutions adopted by the Board of Directors of the Company on October 20, 1996.

                                    SPRINGS INDUSTRIES, INC.



                                    By:  /s/J. Spratt White
                                       -----------------------------------------
                                         J. Spratt White
                                         Senior Vice President-Human Resources




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